UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 27, 2019

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements Of Certain Officers.

Amendment to CEO Employment Agreement

On February 27, 2019, Tenet Healthcare Corporation (the “Company”) and Ronald A. Rittenmeyer entered into an Amendment (the “Amendment”) to the Employment Agreement dated as of March 24, 2018 previously entered into between the parties (the “Employment Agreement”). The Amendment extends the term of the Employment Agreement from February 28, 2020 through June 30, 2021 (the “Term”), subject to earlier termination in accordance with the terms of the Employment Agreement. Pursuant to the Amendment, on February 27, 2019, Mr. Rittenmeyer received an award of restricted stock units with a grant date fair value equal to $16,000,000, which will vest in equal quarterly installments beginning on June 30, 2019 and continuing through June 30, 2021. The Amendment also extends the duration of the non-competition and non-solicitation covenants to which Mr. Rittenmeyer is subject under the Employment Agreement from 12 months following the date of Mr. Rittenmeyer’s termination of employment to two years following such date. The remaining terms and conditions of the Employment Agreement, including provisions related to Mr. Rittenmeyer’s base salary, annual bonus opportunity, previously-granted long-term incentive awards, severance and other termination benefits are unchanged by the Amendment.

Following the conclusion of the Term, a termination of Mr. Rittenmeyer’s employment by the Company without Cause or a resignation by Mr. Rittenmeyer for Good Reason (in each case, as defined in the Employment Agreement), the Company has also agreed to engage Mr. Rittenmeyer for a two-year period during which Mr. Rittenmeyer will provide advisory services to the Company as reasonably requested by the Company’s board of directors and the Company’s then-current Chief Executive Officer. As compensation for these services, Mr. Rittenmeyer will receive an annual retainer of $750,000, will remain eligible to participate in the Company’s health and welfare benefits programs and will remain subject to restrictive covenants no less favorable to the Company than those set forth in the Employment Agreement.

This summary is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Amendment to Annual Incentive Plan

On February 27, 2019, the Human Resources Committee of the Company’s Board of Directors approved and adopted the Fourth Amended Tenet Healthcare Corporation Annual Incentive Plan (the “Plan”). The purpose of the Plan is to provide incentives to enhance shareholder value and promote the attainment of significant business objectives of the Company by basing a portion of selected employees’ compensation on the achievement of financial, business and other performance criteria. Each of the Company’s executive officers are eligible to participate in the Plan. The Human Resources Committee will administer the Plan and determine, in its sole discretion, the Plan participants, performance measures and goals, target award amounts and applicable performance periods, consistent with the terms of the Plan. The Human Resources Committee set 2019 target award amounts as a percentage of base salary levels for our executive officers materially consistent with historical or previously disclosed bonus opportunities under the Plan.

This summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to Employment Agreement, dated February 27, 2019

10.2	Fourth Amended Tenet Healthcare Corporation Annual Incentive Plan, amended and restated effective as of February 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Anthony Shoemaker
Anthony Shoemaker

Vice President, Assistant General Counsel and Corporate Secretary

Date:     March 1, 2019